UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 15, 2004

CORPORATE OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045
(Address of principal executive offices)

(410) 730-9092
(Registrant’s telephone number, including area code)

Item 8.01 Other Events

10150 York Road Acquisition

On April 15, 2004, Corporate Office Properties Trust (the “Company”), through an affiliate of Corporate Office Properties, L.P. (the “Operating Partnership”), acquired a 178,764 square foot office building located in Hunt Valley, Maryland (“10150 York Road”).

10150 York Road was acquired for a contract price of $16.5 million and an aggregate cost to the Company of $15.4 million, including transaction costs and credits from the seller for future capital expenditures.  The Company paid for this acquisition by borrowing $14.8 million under the Company’s revolving credit facility with a group of lenders headed by Wachovia Bank, National Association (the “Wachovia Revolving Credit Facility”) and using cash reserves for the balance.

The following schedule sets forth certain information relating to 10150 York Road as of August 31, 2004.  In this schedule and the schedules that follow, the term annualized rental revenue is used; annualized rental revenue is computed by multiplying by 12 the sum of monthly contractual base rents and estimated monthly expense reimbursements under active leases in the acquired properties as of August 31, 2004.

Property	Year Built	Rentable Square Feet	Occupancy (1)	Annualized Rental Revenue	Annualized Rental Revenue per Occupied Square Foot (2)	Major Tenants (10% or more of Rentable Square Feet)

10150 York Road	1985	178,764	77.4%	$2,407,603	$17.40	RewardsPlus of America (52%);
						All Risk, Ltd. (24% )

(1)  This percentage is based on all leases in effect as of August 31, 2004.

(2)  This represents the property’s annualized rental revenue divided by its occupied square feet as of August 31, 2004.

The following schedule sets forth annual lease expirations for 10150 York Road as of August 31, 2004 assuming that none of the tenants exercise renewal options:

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Annualized Rental Revenue of Expiring Office Leases	Percentage of Annualized Rental Revenue Expiring	Annualized Rental Revenue of Expiring Leases Per Occupied Square Foot
				(in thousands)
2005	1	48,718	35.2%	$900	37.4%	$18.47
2006	1	3,153	2.3%	15	0.6%	4.57
2010	1	43,465	31.4%	772	32.1%	17.77
2011	1	43,038	31.1%	721	29.9%	16.75
Total/Average	4	138,374	100.0%	$2,408	100.0%	$17.40

Pinnacle Towers Acquisition

The Company is under contract to acquire two buildings totaling 440,102 square feet in McLean, Virginia (“Pinnacle Towers”) and expects to complete the acquisition in September 2004 for a contract price of $112.5 million and an aggregate cost of approximately $106.2 million, including estimated transaction costs, credits from the seller for future capital expenditures and a $1.5 million decreasing adjustment pertaining to the fair value of an assumed mortgage loan.

The Company expects to pay for the acquisition by assuming an existing mortgage loan with a fair value of approximately $62.9 million (and a face value of $64.4 million), borrowing $34.5 million under a new mortgage loan, issuing 352,000 preferred units in the Operating Partnership valued at $8.8 million and using cash reserves for the balance.  The preferred units will be convertible into common units in the Operating Partnership, on a basis of 0.5 common units for each preferred unit, and the common units will be redeemable for common shares or cash in accordance with the Operating Partnership’s partnership agreement.  The preferred units will earn an annual cumulative preferred return of 7.5%, or $1.875 per unit, for the first 15 years following the closing date.  The annual cumulative preferred return increases for each subsequent five-year period, subject to certain maximum limits, pursuant to the amendment to the partnership agreement that will be entered into to create the preferred units.

The following schedule sets forth certain information relating to Pinnacle Towers as of August 31, 2004:

Property	Year Built/ Renovated	Rentable Square Feet	Occupancy (1)	Total Annualized Rental Revenue	Total Annualized Rental Revenue per Occupied Square Foot (2)	Major Tenants (10% or more of Rentable Square Feet)

1751 Pinnacle Drive	1989/1995	258,465	95.0%	$6,940,654	$28.27	PricewaterhouseCoopers (38%);
						Hunton & Williams (22%);
						Octagon, Inc. (11%)
1753 Pinnacle Drive	1976/2005	181,637	83.3%	3,517,560	23.24	Wachovia Bank, National Association (83%)

Total/Average		440,102	90.2%	$10,458,214	$26.35

(1)          This percentage is based on all leases in effect as of August 31, 2004.

(2)          This represents the property’s total annualized rental revenue divided by that property’s occupied square feet as of August 31, 2004.

The following schedule sets forth annual lease expirations for Pinnacle Towers as of August 31, 2004 assuming that none of the tenants exercise renewal options:

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Annualized Rental Revenue of Expiring Office Leases	Percentage of Annualized Rental Revenue Expiring	Annualized Rental Revenue of Expiring Leases Per Occupied Square Foot
				(in thousands)
2006	2	98,379	25.1%	$2,712	25.9%	$27.56
2007	1	2,500	0.6%	99	0.9%	39.65
2009	2	6,753	1.7%	201	1.9%	29.73
2010	4	55,947	14.3%	1,818	17.4%	32.49
2012	2	31,312	8.0%	919	8.8%	29.35
2014	1	22,452	5.7%	667	6.4%	29.73
2018	2	173,944	44.5%	4,042	38.7%	23.24
Other (1)	2	5,615	0.1%	—	0.0%	—
Total/Average	16	396,902	100.0%	$10,458	100.0%	$26.35

(1) Other consists of property management space.

14280 Park Meadow Drive

The Company is under contract to acquire an office building totaling 114,126 square feet in Chantilly, Virginia (“14280 Park Meadow Drive”) for a contract price of $21.7 million and an estimated cost of $22.9 million, including a $1.2 million increasing adjustment pertaining to the fair value of a mortgage loan to be assumed.

The Company expects to complete this acquisition in September 2004 by assuming a mortgage loan with an estimated fair value of $11.1 million (and a face value of $9.9 million), using borrowings of approximately $10.3 million under the Wachovia Revolving Credit Facility and cash reserves for the balance.

The following schedule sets forth certain information relating to 14280 Park Meadow Drive as of August 31, 2004:

Property	Year Built/ Renovated	Rentable Square Feet	Occupancy (1)	Total Annualized Rental Revenue	Total Annualized Rental Revenue per Occupied Square Foot (2)	Major Tenants (10% or more of Rentable Square Feet)

14280 Park Meadow Drive	1999	114,126	100.0%	$2,798,655	$24.52	Edison Mission Energy (26%);
						Hamilton Resources (26%);
						Mantech Integrated Data (26%); (3)
						AAA Mid-Atlantic, Inc. (12%) (3)
Total/Average		114,126	100.0%	$2,798,655	$24.52

(1)          This percentage is based on all leases in effect as of August 31, 2004.

(2)          This represents the property’s total annualized rental revenue divided by that property’s occupied square feet as of August 31, 2004.

(3)          Mantech Integrated Data subleases the entire 13,348 square feet occupied by AAA Mid Atlantic, Inc. or an additional 12% of the property’s square footage

The following schedule sets forth annual lease expirations for 14280 Park Meadow Dive as of August 31, 2004 assuming that none of the tenants exercise renewal options:

Year of Lease Expiration	Number of Leases Expiring	Square Footage of Leases Expiring	Percentage of Total Occupied Square Feet	Annualized Rental Revenue of Expiring Office Leases	Percentage of Annualized Rental Revenue Expiring	Annualized Rental Revenue of Expiring Leases Per Occupied Square Foot
				(in thousands)
2005	1	2,139	1.9%	$60	2.1%	$28.17
2008	1	9,149	8.0%	254	9.1%	27.76
2009	1	13,348	11.7%	377	13.5%	28.21
2010	2	59,958	52.5%	1,458	52.1%	24.32
2013	1	29,532	25.9%	650	23.2%	22.00
Total/Average	6	114,126	100.0%	$2,799	100.0%	$24.52

44420 Pecan Court

The Company is under contract to acquire a property totaling 25,200 square feet (“44420 Pecan Court”) located adjacent to properties that the Company acquired in the Wildewood and Exploration/Expedition Office Parks in St. Mary’s County, Maryland during the first and second quarters of 2004.  The Company expects to complete the acquisition in October 2004 for a contract price of $1.8 million and an estimated cost of $1.9 million, including a $120,000 increasing adjustment related to the fair value of an assumed mortgage loan.

The Company expects to finance the acquisition by assuming a mortgage loan with an estimated fair value of $1.2 million (and a face value of $1.1 million) and borrowing under the Wachovia Revolving Credit Facility for the balance.

The following schedule sets forth certain information relating to 44420 Pecan Court as of August 31, 2004:

Property	Year Built/ Renovated	Rentable Square Feet	Occupancy (1)	Total Annualized Rental Revenue	Total Annualized Rental Revenue per Occupied Square Foot (2)	Major Tenants (10% or more of Rentable Square Feet)	Year of Lease Expiration

44420 Pecan Court	1989	25,200	100.0%	$143,951	$5.71	BAE Systems Applied Technologies (100%)	2005	(3)
Total/Average		25,200	100.0%	$143,951	$5.71

(1)     This percentage is based on all leases in effect as of August 31, 2004.

(2)     This represents the property’s total annualized rental revenue divided by that property’s occupied square feet as of August 31, 2004.

(3)     The lease is month-to-month; the tenant may terminate with 30 days’ notice but in no event later than December 31, 2005.

Item 9.01.              Financial Statements and Exhibits

(a)

Financial Statements of Real Estate Operations Acquired

The financial statements of 10150 York Road are included herein.  See pages F-16 through F-20.

(b)

Financial Statements of Real Estate Operations Acquired

The financial statements of Pinnacle Towers are included herein. See pages F-21 through F-25.

(c)

Pro Forma Financial Information

The pro forma condensed consolidated financial statements of the Company are included herein. See pages F-1 through F-15.

(d)

Exhibits

Exhibit Number	Description

23.1	Consent of Independent Accountants (PricewaterhouseCoopers LLP).

23.2	Consent of Ernst & Young LLP.

99.1.1	Agreement of Sale, dated February 25, 2004, among Sterling Real Estate Venture I, LLC, Sterling York Manager, LLC and COPT Acquisitions, Inc.

99.1.2	Amendment to Agreement of Sale, dated March 30, 2004, among Sterling Real Estate Venture I, LLC, Sterling York Manager, LLC and COPT Acquisitions, Inc.

99.2	Contribution Agreement, dated August 26, 2004, among the Rubenstein Company, LP, Corporate Office Properties, LP and Corporate Office Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2004

CORPORATE OFFICE PROPERTIES TRUST

	By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Operating Officer

	By:	/s/ Roger A. Waesche, Jr.
	Name:	Roger A. Waesche, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

CORPORATE OFFICE PROPERTIES TRUST

CORPORATE OFFICE PROPERTIES TRUST

PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

Set forth below are the unaudited pro forma condensed consolidated balance sheet as of June 30, 2004 and the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 of Corporate Office Properties Trust and its consolidated affiliates, including Corporate Office Properties, L.P. (the “Operating Partnership”).  Corporate Office Properties Trust and its consolidated affiliates, including the Operating Partnership, are collectively referred to herein as the “Company.”

The pro forma condensed consolidated financial information is presented as if the following transactions had been consummated on the earlier of the actual date of consummation or June 30, 2004 for balance sheet purposes and January 1, 2003 for purposes of the statements of operations:

2003 Transactions

The transactions set forth below are collectively referred to herein as the “2003 Transactions.”

•                                          The contribution on March 14, 2003 of an office building located in Fairfield, New Jersey (“695 Route 46”) into a real estate joint venture in return for $19,960,000 in cash and a 20% ownership interest in the joint venture.  The Company used $17,000,000 of the proceeds to pay down the Company’s revolving credit facility with Bankers Trust Company (the “Bankers Trust Revolving Credit Facility”).

•                                          The issuance of 5,290,000 common shares of beneficial interest (“common shares”) on May 27, 2003 for net proceeds of $79,355,000 (the “Common Share Issuance”), of which $63,904,000 was used to fund the acquisition of 13200 Woodland Park Drive discussed below and the balance used to pay down the Bankers Trust Revolving Credit Facility.

•                                          The acquisition on June 2, 2003 of an office building in Herndon, Virginia (“13200 Woodland Park Drive”) for $71,449,000 using $63,904,000 of the proceeds from the Common Share Issuance and $7,545,000 in cash escrowed from previous property sales.

•                                          The repurchase of 1,016,662 Series C Preferred Units of the Operating Partnership (the “Series C Preferred Unit Repurchase”) on June 16, 2003 for $36,068,000 using $40,000,000 in borrowings under a new mortgage loan.  The Bankers Trust Revolving Credit Facility was also paid down by $3,411,000 using borrowings from this mortgage loan.

•                                          The acquisition of five office buildings in Northern Virginia (the “Dulles Tech/Ridgeview Properties”) for $75,572,000 on July 25, 2003 using $45,000,000 in borrowings under a new mortgage loan carrying an interest rate of LIBOR plus 200 basis points, $30,555,000 in borrowings under the Bankers Trust Revolving Credit Facility and cash reserves for the balance.

•                                          The issuance of 2,200,000 Series G Preferred Shares of beneficial interest (the “Series G Preferred Share Issuance”) on August 11, 2003 for net proceeds of $53,175,000, which was used to pay down the Bankers Trust Revolving Credit Facility.

•                                          The acquisition of a joint venture partner’s 20% interest in Gateway 67, LLC (“Gateway 67”) for $857,000 on December 30, 2003 using borrowings under the Bankers Trust Revolving Credit Facility.  Through this acquisition, the Company acquired two office buildings and an adjacent land parcel located in Columbia, Maryland and assumed an $8,353,000 mortgage loan.  Prior to this acquisition, the Company accounted for its investment in the joint venture using the equity method of accounting.  Upon completion of this acquisition, Gateway 67, LLC became a consolidated subsidiary of the Company.

•                                          The acquisition of a joint venture partner’s 90% interest in NBP 140, LLC (“NBP 140”) for $5,351,000 on December 31, 2003 primarily using borrowings under the Bankers Trust Revolving Credit Facility.  Through this acquisition, the Company acquired a newly-constructed office building located in Annapolis Junction, Maryland and assumed an $8,117,000 mortgage loan.  Prior to this acquisition, the Company accounted for its investment in the joint venture using the equity method of accounting.  Upon completion of this acquisition, this entity became a consolidated subsidiary of the Company.  The building became operational on December 20, 2003.

2004 Transactions

The transactions set forth below are collectively referred to herein as the “2004 Transactions.”

•                                          The acquisition on March 5, 2004 of an office building in Gaithersburg, Maryland (“400 Professional Drive”) for $23,196,000, plus $91,000 in deferred financing costs, by assuming a mortgage loan with a fair value of $17,494,000 (and a face value of $16,757,000), borrowing $5,000,000 under the Bankers Trust Revolving Credit Facility and using $793,000 in cash reserves, including $500,000 previously paid as a deposit in 2003.

•                                          The acquisition of ten office buildings and two land parcels in St. Mary’s County, Maryland (the “Wildewood Properties”) for $66,319,000, plus $41,000 in deferred financing costs, financed by borrowing $54,000,000 under the Company’s revolving credit facility with a group of lenders headed by Wachovia Bank, National Association (the “Wachovia Revolving Credit Facility”), assuming three mortgage loans with an aggregate fair value of $11,483,000 (and an aggregate face value of $10,473,000) and using $877,000 in cash reserves, including $500,000 previously paid as a deposit in 2004.  We acquired the two land parcels and eight of the office buildings on March 24, 2004 and one of the office buildings on May 5, 2004; we expect to acquire the remaining building in October 2004 (Phase II).

•                                          The acquisition on April 15, 2004 of an office building in Hunt Valley, Maryland (“10150 York Road”) for $15,372,000 using $14,764,000 in borrowings under the Wachovia Revolving Credit Facility and $608,000 in cash reserves.

•                                          The pending acquisition of two office buildings in McLean, Virginia (“Pinnacle Towers”) for $106,247,000, plus $155,000 in deferred financing costs, by assuming a mortgage loan with a fair value of $62,886,000 (and a face value of $64,379,000), borrowing $34,500,000 under a new mortgage loan, issuing 352,000 preferred units in the Operating Partnership valued at $8,800,000 and using $216,000 in cash reserves.  The Company expects to acquire these buildings in September 2004.

This pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto relating to the following entities:

•      Corporate Office Properties Trust and its consolidated subsidiaries, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Company’s Quarterly Reports on Form 10-Q for the three month periods ended March 31 and June 30, 2004;

•      13200 Woodland Park Drive and the Dulles Tech/Ridgeview Properties, both of which are included in the Company’s Current Report on Form 8-K filed August 4, 2003;

•      400 Professional Drive and the Wildewood Properties, both of which are included in the Company’s Current Report on Form 8-K filed April 13, 2004; and

•      10150 York Road and Pinnacle Towers, both of which are included in this Current Report on Form 8-K.

In management’s opinion, all adjustments necessary to reflect the effects of the 2003 Transactions and the 2004 Transactions have been made.  This pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of what the Company’s actual financial position would have been at June 30, 2004 or what the results of operations would have been for the year ended December 31, 2003 or the six months ended June 30, 2004.  The pro forma condensed consolidated financial information also does not purport to represent the future financial position and results of operations of the Company.

Corporate Office Properties Trust

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2004

(Unaudited)

(Dollars in thousands)

	Historical Consolidated (A)	Wildewood Properties (Phase II) (B)	Pinnacle Towers (C)	Pro Forma Consolidated
Assets
Net investments in real estate	$1,329,088	$6,114	$95,254	$1,430,456
Cash and cash equivalents	12,202	(57)	(216)	11,929
Other assets	149,399	(42)	11,148	160,505
Total assets	$1,490,689	$6,015	$106,186	$1,602,890

Liabilities and shareholders’ equity
Liabilities
Mortgage loans payable	$820,344	$6,015	$97,386	$923,745
Other liabilities	78,687	—	—	78,687
Total liabilities	899,031	6,015	97,386	1,002,432

Minority interests	90,446	—	8,800	99,246

Shareholders’ equity
Preferred shares of beneficial interest	80	—	—	80
Common shares of beneficial interest	341	—	—	341
Additional paid-in capital	552,341	—	—	552,341
Other	(51,550)	—	—	(51,550)
Total shareholders’ equity	501,212	—	—	501,212

Total liabilities and shareholders’ equity	$1,490,689	$6,015	$106,186	$1,602,890

See accompanying notes and management’s assumptions to pro forma financial statements.

Corporate Office Properties Trust

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2003

(Unaudited)

(Amounts in thousands, except per share data)

	Historical Consolidated (A)	2003 Transactions (B)	400 Professional Drive (C)	Wildewood Properties (D)	10150 York Road (E)	Pinnacle Towers (F)	Other Pro Forma Adjustments		Pro Forma Consolidated
Revenues
Rental revenue	$153,048	$7,233	$6,245	$7,210	$1,842	$7,263	$—		$182,841
Tenant recoveries and other revenue	21,375	1,027	74	44	183	2,500	—		25,203
Service operations revenues	31,740	—	—	—	—	—	—		31,740
Total revenues	206,163	8,260	6,319	7,254	2,025	9,763	—		239,784
Expenses
Property operating	51,699	2,924	969	1,430	830	4,458	—		62,310
Depreciation and other amortization	37,122	—	—	—	—	—	9,418	(G)	46,540
Service operations expenses	30,933	—	—	—	—	—	—		30,933
General and administrative	7,893	—	—	—	—	—	—		7,893
Total expenses	127,647	2,924	969	1,430	830	4,458	9,418		147,676
Operating income	78,516	5,336	5,350	5,824	1,195	5,305	(9,418)		92,108
Interest and amortization of deferred financing costs	(43,846)	—	—	—	—	—	(9,027	)(H)	(52,873)
Gain on sales of real estate	472	—	—	—	—	—	—		472
Equity in (loss) income of unconsolidated real estate joint ventures	(98)	172	—	—	—	—	—		74
Income tax benefit	169	—	—	—	—	—	—		169
Income (loss) from continuing operations before minority interests	35,213	5,508	5,350	5,824	1,195	5,305	(18,445)		39,950
Minority interests
Common units	(5,710)	—	—	—	—	—	(263	)(I)	(5,973)
Preferred units	(1,049)	1,049	—	—	—	(660)	—		(660)
Income (loss) from continuing operations	28,454	6,557	5,350	5,824	1,195	4,645	(18,708)		33,317
Preferred share dividends	(12,003)	(2,677)	—	—	—	—	—		(14,680)
Net income (loss) from continuing operations available to common shareholders before nonrecurring charges attributable to the Series C Preferred Unit Repurchase	$16,451	$3,880	$5,350	$5,824	$1,195	$4,645	$(18,708)		$18,637
Earnings per share: Basic	$0.62								$0.65	(B(ii))
Earnings per share: Diluted	$0.58								$0.61	(B(ii))
Weighted average number of shares:
Basic	26,659						2,116	(J)	28,775
Diluted	29,261						2,116	(J)	31,377

See accompanying notes and management’s assumptions to pro forma financial statements.

Corporate Office Properties Trust

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2004

(Unaudited)

(Amounts in thousands, except per share data)

	Historical Consolidated	400 Professional Drive	Wildewood Properties	10150 York Road	Pinnacle Towers	Other Pro Forma Adjustments		Pro Forma Consolidated
	(A)	(C)	(D)	(E)	(F)
Revenues
Rental revenue	$92,232	$547	$1,922	$547	$6,199	$—		$101,447
Tenant recoveries and other revenue	10,631	13	10	56	320	—		11,030
Service operations revenue	14,217	—	—	—	—	—		14,217
Total revenues	117,080	560	1,932	603	6,519	—		126,694
Expenses
Property operating	29,686	169	366	247	1,995	—		32,463
Depreciation and other amortization	26,243	—	—	—	—	2,414	(G)	28,657
Service operations expenses	13,237	—	—	—	—	—		13,237
General and administrative	4,773	—	—	—	—	—		4,773
Total expenses	73,939	169	366	247	1,995	2,414		79,130
Operating income	43,141	391	1,566	356	4,524	(2,414)		47,564
Interest and amortization of deferred financing costs	(22,135)	—	—	—	—	(3,003	)(H)	(25,138)
Gain on sales of real estate	(198)	—	—	—	—	—		(198)
Equity in (loss) income of unconsolidated real estate joint ventures	(88)	—	—	—	—	—		(88)
Income tax expense	(230)	—	—	—	—	—		(230)
Income (loss) from continuing operations before minority interests	20,490	391	1,566	356	4,524	(5,417)		21,910
Minority interests
Common units	(2,646)	—	—	—	—	(250	)(I)	(2,896)
Preferred units	—	—	—	—	(330)	—		(330)
Other partnership units	(8)	—	—	—	—			(8)
Income (loss) from continuing operations	17,836	391	1,566	356	4,194	(5,667)		18,676
Preferred share dividends	(8,891)	—	—	—	—	—		(8,891)
Net income (loss) from continuing operations available to common shareholders before nonrecurring charges attributable to the Series C Preferred Unit repurchase	$8,945	$391	$1,566	$356	$4,194	$(5,667)		$9,785
Earnings per share: Basic	$0.29							$0.31
Earnings per share: Diluted	$0.27							$0.30
Weighted average number of shares:
Basic	31,278							31,278
Diluted	33,239							33,239

See accompanying notes and management’s assumptions to pro forma financial statements.

CORPORATE OFFICE PROPERTIES TRUST

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

PRO FORMA CONDENSED CONSOLIDATING

FINANCIAL INFORMATION

(Dollars in thousands, except share and per share amounts)

1.             Basis of Presentation:

Corporate Office Properties Trust and subsidiaries (the “Company”) is a fully-integrated and self-managed Maryland real estate investment trust.  As of June 30, 2004, the Company’s portfolio included 132 office properties, including two owned through joint ventures.

These pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, 13200 Woodland Park Drive, the Dulles Tech/Ridgeview Properties, 400 Professional Drive, the Wildewood Properties, 10150 York Road and Pinnacle Towers.  In management’s opinion, all adjustments necessary to reflect the effects of the 2003 Transactions and the 2004 Transactions have been made.  This pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of what the Company’s actual financial position would have been at June 30, 2004 or what the results of operations would have been for the year ended December 31, 2003 or the six months ended June 30, 2004, nor does it purport to represent the future financial position and results of operations of the Company.

The Company allocates the cost of property acquisitions to the components of those acquisitions based on their respective fair values.  The Company’s allocations of the acquisitions included in these consolidated financial statements, excluding deferred finance costs, are set forth below:

Acquisition	Land	Building and improvements	Deferred costs	Deferred revenue	Total
13200 Woodlands Park Drive	$10,427	$49,476	$11,546	$—	$71,449
Dulles Tech/Ridgeview Properties	10,931	49,203	15,438	—	75,572
Gateway 67	4,251	8,501	127	—	12,879
NBP 140	3,407	9,241	1,627	—	14,275
400 Professional Drive	3,673	14,691	4,863	(31)	23,196
Wildewood Properties	13,151	48,261	4,958	(51)	66,319
10150 York Road	2,695	10,782	2,289	(394)	15,372
Pinnacle Towers	18,457	76,797	10,993	—	106,247

2.             Adjustments to Pro Forma Condensed Consolidating Balance Sheet:

(A)                              Reflects the historical consolidated balance sheet of the Company as of June 30, 2004.

(B)                                Reflects the acquisition of the remaining Wildewood Property (Phase II) for $6,569, plus $3 in deferred financing costs, using $2,670 in borrowings under the Wachovia Revolving Credit Facility, an assumed mortgage loan with a fair market value of $3,345 and $557 in cash reserves, including $500 that was paid as a deposit in 2004.

(C)                                Reflects the acquisition of Pinnacle Towers for $106,247, plus $155 in deferred financing costs, using $34,500 in borrowings under a new mortgage loan, an assumed mortgage loan with a fair market value of $62,886, preferred units in the Operating Partnership issued with a value of $8,800, and $216 in cash reserves.

3.             Adjustments to Pro Forma Condensed Consolidating Statements of Operations:

(A)                              Reflects the historical consolidated operations of the Company for the period presented.

(B)                                The pro forma adjustments associated with the 2003 Transactions are set forth in the table below.  The acquisitions set forth below include (i) historical operations up to the date of acquisition by the Company, as reported in the historical financial statements for such acquisitions, (ii) amortization to rental revenue for the period presented of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisitions and (iii) the effects on minority interests and preferred shares of the equity transactions.

				Series G
	695 Route 46	Series C Preferred Unit Repurchase	13200 Woodland Park Drive	Preferred Share Issuance	Dulles Tech/ Ridgeview Properties	Gateway 67	NBP 140	Total
	(i)	(ii)	(iii)	(iv)	(v)	(vi)	(vii)
Revenues
Rental revenue	$(623)	$—	$1,912	$—	$5,426	$467	$51	$7,233
Tenant recoveries and other revenue	(86)	—	627	—	383	84	19	1,027
Total revenues	(709)	—	2,539	—	5,809	551	70	8,260
Expenses
Property operating	(318)	—	1,086	—	1,918	238	—	2,924
Total expenses	(318)	—	1,086	—	1,918	238	—	2,924
Operating (loss) income	(391)	—	1,453	—	3,891	313	70	5,336
Equity in income/losses of unconsolidated entities	17	—	—	—	—	155	—	172
(Loss) income from continuing operations before minority interests	(374)	—	1,453	—	3,891	468	70	5,508
Minority interests	—	1,049	—	—	—	—	—	1,049
Net (loss) income from continuing operations	(374)	1,049	1,453	—	3,891	468	70	6,557
Preferred share dividends	—	—	—	(2,677)	—	—	—	(2,677)
Net (loss) income from continuing operations available to common shareholders before nonrecurring charge attributable to the Series C Preferred Unit repurchase	$(374)	$1,049	$1,453	$(2,677)	$3,891	$468	$70	$3,880

(i)                  Reflects the elimination of the historical operations of 695 Route 46 prior to its contribution into a real estate joint venture on March 14, 2003.  Also reflects the Company’s share of the joint venture’s income prior to the contribution based on (1) the property’s historical operations for the period presented, (2) the property’s depreciation expense as derived from the joint venture’s acquisition costs and (3) the interest expense of the joint venture as derived from the terms of the mortgage loan used to acquire the property from the Company.

(ii)               Reflects the effects of the Series C Preferred Unit Repurchase for the period prior to the repurchase on June 16, 2003.  Upon completion of the repurchase, the Company recognized a nonrecurring $11,224 reduction to net income available to common shareholders associated with the excess of the repurchase price over the sum of the recorded book value of the units and the accrued and unpaid return to the unitholder at the time of the repurchase.  This reduction to net income available to common shareholders, in turn, decreased the Company’s earnings per share basic and earnings per share diluted.  The pro forma condensed consolidated statements of operations, including the historical and pro forma earnings per share basic and earnings per share diluted, do not reflect the effect of this reduction to net income available to common shareholders because the reduction is nonrecurring.

(iii)             13200 Woodland Park Drive is a newly-constructed building.  The building was 47.2% operational from December 2002 through May 2003 and 100% operational thereafter.  The pro forma adjustments reflect the effects of the (1) historical operations of 13200 Woodland Park Drive for the portion of the building that was operational for the period prior to its acquisition and (2) amortization to rental revenue for the period prior to its acquisition of value associated with in-place operating leases to the extent that future cash flows under the contractual leases were above or below market at the time of the acquisitions.

(iv)            Reflects dividends on the Series G Preferred Shares prior to their issuance on August 11, 2003.  The shares have an aggregate liquidation preference of $55,000 and pay dividends at a yearly rate of 8% of such liquidation preference.

(v)               Reflects the effects of the (1) historical operations of the Dulles Tech/Ridgeview Properties prior to their acquisition and (2) amortization to rental revenue for the period prior to the acquisition of value associated with in-place operating leases to the extent that future cash flows under the contractual leases were above or below market at the time of acquisition.

(vi)            Reflects the effects of the (1) historical operations of Gateway 67 prior to the acquisition of the joint venture partner’s interest and (2) reversal of the Company’s share of the losses recorded under the equity method of accounting prior to the acquisition of the joint venture partner’s interest.

(vii)         NBP 140 is a newly constructed building that was placed into service in late December 2003.  The pro forma adjustments reflect the effects of the historical operations of the building prior to the acquisition of the joint venture partner’s interest.  No income was recorded under the equity method of accounting prior to the acquisition of the joint venture partner’s interest since all income was allocable to the joint venture partner under the terms of the joint venture’s operating agreement.

(C)                                Reflects the effects of the (i) historical operations of 400 Professional Drive for the periods presented, (ii) increase in rental revenue of $155 for the twelve months ended December 31, 2003 and $27 for the period in 2004 prior to the acquisition to reflect pro forma straight-line rental revenue adjustments and (iii) decrease in rental revenue of $31 for the twelve months ended December 31, 2003 and $5 for the period in 2004 prior to the acquisition for the amortization of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisition.  The property’s rental revenue for 2003 includes $3,119 in revenue from the early termination of a lease.  Since it is not unusual for owners of real estate to earn such revenue, it is considered to be recurring in nature.  The inclusion of this revenue significantly increased pro forma consolidated net income from continuing operations available to common shareholders and pro forma diluted earnings per common share.

(D)                               Reflects the effects of the (i) historical operations of the Wildewood Properties for the periods presented, (ii) increase in rental revenue of $23 for the twelve months ended December 31, 2003 and decrease of $62 for the period in 2004 prior to the acquisitions to reflect pro forma straight-line rental revenue adjustments and (iii) decrease in rental revenue of $72 for the twelve months ended December 31, 2003 and $30 for the period in 2004 prior to the acquisitions for the amortization of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisition.

(E)                                 Reflects the effects of the (i) historical operations of 10150 York Road for the periods presented, (ii) increase in rental revenue of $52 for the twelve months ended December 31, 2003 and $15 for the period in 2004 prior to the acquisition to reflect pro forma straight-line rental revenue adjustments and (iii) decrease in rental revenue of $28 for the twelve months ended December 31, 2003 and $0 for the period in 2004 prior to the acquisition for the amortization of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisition.

(F)                                 Reflects the effects of the (i) historical operations of Pinnacle Towers for the periods presented (except for historical interest expense, which is reported in Section H below), (ii) increase in rental revenue of $335 for the twelve months ended December 31, 2003 and decrease of $118 for the six months ended June 30, 2004 to reflect pro forma straight-line rental revenue adjustments, (iii) decrease in rental revenue of $97 for the twelve months ended December 31, 2003 and $26 for the six months ended June 30, 2004 for the amortization of value associated with in-place operating leases to the extent that future cash flows under the contractual leases are above or below market at the time of the acquisition and (iv) distributions on 352,000 preferred units issued at $25.00 per preferred unit and earning a return of 7.5% per annum.

(G)                                Pro forma depreciation expense adjustments are reflected on acquisitions based on (i) the portion of the acquisition costs attributable to the building depreciated over a useful life of 40 years and (ii) the value of tenant improvements associated with in-place operating leases depreciated over the remaining lives of the leases.  Pro forma amortization expense adjustments are reflected on acquisitions based on (i) the value of leasing costs associated with the remaining term of in-place operating leases amortized over the remaining lives of the leases and (ii) the tenant value associated with acquiring a built-in revenue stream on leased buildings amortized over the estimated amount of time that the associated tenants are expected to remain in the buildings.  Pro forma depreciation and amortization expense adjustments on dispositions are reflected based on historical amounts.

(a) Adjustment to depreciation and other amortization expense, net of related historical amounts, as a result of:	For the Year Ended December 31, 2003	For the Six Month Period Ended June 30, 2004

Depreciation Expense:
695 Route 46	(178)	—

13200 Woodland Park Drive	408	—

Dulles Tech/Ridgeview Properties	1,108	—

Gateway 67	201	—

NBP 140	10	—

400 Professional Drive	839	140

Wildewood Properties	1,648	455

10150 York Road	486	113

Pinnacle Towers	2,929	1,223

Amortization of deferred lease costs related to:
695 Route 46	(40)	—

13200 Woodland Park Drive	30	—

Dulles Tech/Ridgeview Properties	69	—

Gateway 67	—	—

NBP 140	—	—

400 Professional Drive	52	9

Wildewood Properties	123	30

10150 York Road	42	9

Pinnacle Towers	215	94

Amortization of tenant value related to:
13200 Woodland Park Drive	156	—

Dulles Tech/Ridgeview Properties	395	—

Gateway 67	7	—

NBP 140	—	—

400 Professional Drive	104	17

Wildewood Properties	276	71

10150 York Road	62	15

Pinnacle Towers	476	238

	$9,418	$2,414

(H)                               Pro forma adjustments for additional interest expense resulting from property acquisitions and the Series C Preferred Unit Repurchase are set forth below.  Pro forma adjustments are also set forth below for decreases in historical interest expense resulting from property dispositions and other transactions reported herein involving debt repayment.  The pro forma adjustments below associated with the Bankers Trust Revolving Credit Facility (carrying interest at a variable rate of LIBOR plus 175 basis points), the Wachovia Revolving Credit Facility (carrying interest at a variable rate of LIBOR plus 140 basis points) and other variable-rate loans were computed using the weighted average of the rates in effect for the applicable pro forma periods.  Pro forma deferred financing cost amortization adjustments are reflected assuming such costs are amortized over the lives of the related loans.

Adjustment to interest expense, net of related historical amounts, as a result of:	For the Year Ended December 31, 2003	For the Six Month Period Ended June 30, 2004

Debt repaid in connection with the sale of 695 Route 46 consisting of $17,000 under the Bankers Trust Revolving Credit Facility	$(106)	$—

Debt repaid in connection with the Common Share Issuance consisting of $15,451 under the Bankers Trust Revolving Credit Facility	(193)	—

Borrowing in connection with the Series C Preferred Unit Repurchase consisting of a $40,000 mortgage loan bearing interest at a rate of LIBOR plus 185 basis points; $3,411 of the mortgage loan proceeds was also used to pay down the Bankers Trust Revolving Credit Facility	539	—

Borrowing in connection with the acquisition of the Dulles Tech/Ridgeview Properties consisting of $45,000 under a mortgage loan bearing interest at a rate of LIBOR plus 200 basis points and $30,555 in borrowings under the Bankers Trust Revolving Credit Facility	1,377	—

Debt repaid in connection with the Series G Preferred Share Issuance consisting of $53,175 under the Bankers Trust Revolving Credit Facility	(1,001)	—

Gateway 67 related interest pertaining to the following: (1) debt assumed in the amount of $8,353 bearing interest at a rate of LIBOR plus 185 basis points; and (2) $856 in borrowings under the Bankers Trust Revolving Credit Facility	253	—

NBP 140 related interest from December 20, 2003 to December 30, 2003 (the period that the building was operational prior to the acquisition) pertaining to the following: (1) debt assumed in the amount of $8,117 bearing interest at a rate of LIBOR plus 175 basis points; and (2) $5,344 in borrowings under the Bankers Trust Revolving Credit Facility	12	—

Borrowings in connection with the acquisition of 400 Professional Drive consisting of the following: (1) assumed mortgage loan with a fair value of $17,494 bearing interest at an imputed rate of 5.67%; and (2) $5,000 in borrowings under the Bankers Trust Revolving Credit Facility	1,150	198

Borrowings in connection with the acquisition of the Wildewood Properties consisting of the following: (1) $54,000 in borrowings under the Wachovia Revolving Credit Facility; and (2) assumed mortgage loans with an aggregate fair value of $11,483 bearing interest at imputed rates ranging from 4.71% to 5.10%.	1,979	513

Borrowings in connection with the acquisition of 10150 York Road consisting of $14,764 in borrowings under the Wachovia Revolving Credit Facility	393	108

Borrowings in connection with the acquisition of Pinnacle Towers consisting of the following: (1) $34,500 in borrowings under a mortgage loan bearing interest at a rate of LIBOR plus 135 basis points and (2) an assumed mortgage with a fair value of $62,886 bearing interest at an imputed rate of 5.55% (on which historical interest expense was $2,636 for the year ended December 31, 2003 and $1,516 for the six months ended June 30, 2004)	4,385	2,153

Amortization of deferred financing costs related to:

Borrowing for Series C Preferred Unit Repurchase and $3,411 pay down of the Bankers Trust Revolving Credit Facility	168	—

Borrowing for 400 Professional Drive	10	2

Borrowings for Wildewood Properties	9	3

Borrowings for Pinnacle Towers	52	26

	$9,027	$3,003

The pro forma adjustments above reflect an aggregate increase to interest expense.  The aggregate pro forma increase to interest expense would increase by an additional $170 for the year ended December 31, 2003 and $45 for the six months ended June 30, 2004 if interest rates on variable-rate debt were 1/8th of a percentage point higher.

The pro forma adjustments resulting from acquisition activity were computed primarily using the effects of initial debt incurred for such acquisitions; such adjustments do not reflect the effect of subsequent changes to the Company’s debt, including activity to refinance initially incurred debt.  If the pro forma adjustments reflected subsequent refinancings with debt secured by the properties acquired above, the aggregate pro forma interest expense would increase by an additional $922 for the year ended December 31, 2003 and $0 for the six months ended June 30, 2004.  In addition, if the pro forma adjustments reflected the effects of other changes to the Company’s debt, the aggregate increase to interest expense could be higher.

(I)            Adjustment for minority interests’ share of pro forma adjustments made to the Operating Partnership.

(J)            Adjustment for the additional common shares outstanding in connection with the Common Share Issuance.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Corporate Office Properties Trust

We have audited the accompanying historical summary of revenue and certain expenses of 10150 York Road (the “Property”) for the year ended December 31, 2003. This historical summary is the responsibility of the Property’s management.  Our responsibility is to express an opinion on this historical summary based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on Form 8-K of Corporate Office Properties Trust) as described in Note 2, and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
August 3, 2004

10150 York Road

Historical Summary of Revenue and Certain Expenses

For the year ended December 31, 2003

Revenue
Base rents	$1,818,156
Tenant reimbursements	116,996
Other Income	66,059
Total revenue	2,001,211
Certain expenses
Property operating expenses
Property taxes and insurance	222,045
Utilities	285,082
Other operating expenses	173,138
Repairs and maintenance	150,080
Total certain expenses	830,345
Revenue in excess of certain expenses	$1,170,866

10150 York Road

Historical Summary of Revenue and Certain Expenses

For the three months ended March 31, 2004 and 2003

	Unaudited March 31, 2004	Unaudited March 31, 2003
Revenue
Base rents	$461,452	$459,595
Tenant reimbursements	30,013	31,473
Other Income	17,740	15,692
	509,205	506,760
Certain expenses
Property operating expenses
Property taxes and insurance	55,511	56,979
Utilities	77,449	82,449
Other operating expenses	47,602	48,389
Repairs and maintenance	33,657	40,986
	214,219	228,803
Revenue in excess of certain expenses	$294,986	$277,957

10150 York Road

Notes to Historical Summaries

December 31, 2003

1.              Business

The accompanying historical summary of revenue and certain expenses relates to the operations of 10150 York Road (the “Property”), consisting of the revenue and certain expenses of one office building totaling 178,764 rentable square feet located in Hunt Valley, Maryland.

2.              Summary of Significant Accounting Policies

Basis of Presentation

The accompanying historical summary of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission in contemplation of Corporate Office Properties Trust acquiring the Properties. The historical summary is not representative of the actual operations of the Property for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization, and interest expense, which may not be comparable to the expenses expected to be incurred by Corporate Office Properties Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition

Revenue is recognized on a straight-line basis over the terms of the related lease. Tenant reimbursement revenue includes payments from tenants as reimbursement for property operating expenses as stipulated in the leases.  Expenses are recognized in the period in which they are incurred.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

Major Tenants

During 2003, 95% of the Property’s base rents were earned from one major tenant.  Base rent earned from this tenant for the year ended December 31, 2003 was approximately $1,700,000.

3.              Rentals

The Property has entered into non-cancelable tenant leases, with expiration dates ranging from 2006 to 2012. The leases provide that tenants will share in operating expenses and real estate taxes on a pro rata basis, as defined in the leases. Future minimum rentals as of December 31, 2003 to be received under these tenant leases are as follows:

2004	$2,109,000
2005	2,488,000
2006	2,527,000
2007	2,633,000
2008	2,719,000
Thereafter	5,822,000
$18,298,000

4.              Unaudited Historical Interim Information

The historical summary of revenue and certain expenses for the three months ended March 31, 2004 and 2003 is unaudited.  As a result, the interim historical summary should be read in conjunction with the historical summary of revenue and certain expenses and the accompanying notes for the year ended December 31, 2003.  The interim historical summary reflects all adjustments which management believes are necessary for the fair presentation of the historical summary of revenue and certain expenses for the interim period presented.  These adjustments are of a normal recurring nature.  The historical summary of revenue and certain expenses for such interim period is not necessarily indicative of the results for a full year.

Report of Independent Registered Public Accounting Firm

The Board of Directors

The Rubenstein Company, L.P.:

We have audited the accompanying statement of revenue and certain expenses of TRC Pinnacle Towers, L.L.C. for the year ended December 31, 2003.  This financial statement is the responsibility of the management of The Rubenstein Company, L.P.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses of TRC Pinnacle Towers, L.L.C. was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the statement of revenue and certain expenses.  The presentation is not intended to be a complete presentation of the revenue and expenses of TRC Pinnacle Towers, L.L.C.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of TRC Pinnacle Towers, L.L.C. for the year ended December 31, 2003, on the basis of accounting described in Note 1.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
September 9, 2004

TRC Pinnacle Towers, L.L.C.

Statements of Revenue and Certain Expenses

(in thousands)

	For the Year Ended December 31, 2003	For the Six Months Ended June 30, 2004
		(Unaudited)
Revenue:
Rent	$7,025	$6,343
Tenant reimbursements	2,500	320

Total revenue	9,525	6,663

Certain Expenses:
Operating costs	1,033	476
Repairs and maintenance	927	252
Real estate and other taxes	678	359
Utilities	903	493
Administrative costs	623	269
Management fees	294	146
Interest expense	2,636	1,516

Total certain expenses	7,094	3,511

Revenue in excess of certain expenses	$2,431	$3,152

The accompanying notes are an integral part of these financial statements.

TRC Pinnacle Towers, L.L.C.

Notes to Statements of Revenue and Certain Expenses

For the Year Ended December 31, 2003 and

for the Six Months Ended June 30, 2004 (Unaudited)

(in thousands)

(1)                Basis of Presentation

The accompanying statements of revenue and certain expenses include the operations for the periods presented of two office buildings known as TRC Pinnacle Towers, L.L.C. located in McLean, VA (the “Properties”) owned and managed by The Rubenstein Company, L.P. and its affiliates (the “Company”).

The Company has entered into a definitive contribution agreement with Corporate Office Properties Trust (the “Purchaser”) to acquire fee title to the Properties for $112.5 million.  The Company expects that the sale will occur in September 2004.

The accompanying statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. The statements of revenue and certain expenses are not representative of the actual results of operations of the Properties for the periods presented due to the exclusion of revenue and certain expenses that may not be comparable to the proposed future operations of the Properties, including interest income, depreciation and amortization expense, professional fees, and certain interest expense related to debt not expected to be outstanding after the acquisition.

(2)                Summary of Significant Accounting Policies

Revenue Recognition – Minimum rent is recognized on a straight-line basis over the term of the respective leases.  Tenant reimbursements are recognized on the accrual basis based upon the estimated costs incurred and billable for the respective lease period.

Use of Estimates – The preparation of statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses.  Actual results could differ from such estimates.

Unaudited Interim Financial Information – The statement of revenue and certain expenses for the six-month period ended June 30, 2004 is unaudited.  In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period.  All such adjustments are of a normal recurring nature.

Cost Capitalization – Expenditures for ordinary maintenance and repairs are expensed as incurred.  Renovations and improvements that improve and extend the useful life of the assets are capitalized.

(3)                Operating Leases

The Properties are leased to various tenants under long-term leases that are accounted for as operating leases.  The leases include provisions related to the reimbursement of certain common area maintenance, real estate taxes, utilities and insurance costs by the tenants.  The leases generally contain renewal options at various intervals and at various rental rates.  Three tenants represented approximately 72% and 64% of rent for the year ended December 31, 2003 and for the six month period ended June 30, 2004, respectively, including Wachovia Bank, NA at 19% and 34%, PricewaterhouseCoopers LLP at 30% and 17% and Hunton & Williams at 23% and 13%, respectively.

The following table presents the minimum rents from significant tenants for the periods ended December 31, 2003 and June 30, 2004:

	December 31, 2003	June 30, 2004
Wachovia Bank NA	$1,328	$2,140
PricewaterhouseCoopers LLP	$2,139	$1,091
Hunton & Williams	$1,647	$842

Minimum rents expected to be received from tenants under noncancelable operating leases in effect as of December 31, 2003, excluding amounts that would be due under renewal options or tenant reimbursements of operating expenses, are as follows:

2004	$8,747
2005	8,605
2006	8,360
2007	8,528
2008	8,592
Thereafter	75,993
Total	$118,825

(4)                Indebtedness

In connection with the acquisition of the Properties, the Purchaser will assume the following existing mortgage note:

Lender	Principal at December 31, 2003	Principal at June 30, 2004	Maturity Date	Interest Rate

TIAA - CREF	$58,379	$64,535	9/13	5.20%

The debt matures in September 2013 with minimum annual principal payments as of December 31, 2003 due as follows:

Year Ending December 31

2004	$840
2005	885
2006	932
2007	981
2008	1,034
Thereafter	53,707
$58,379

(5)    Management Fees and Other Related Party Transactions

The Company manages the Properties under a management agreement that is cancelable with 30 days notice.  The Company charges a fee based on gross income, as defined, which generally is at a rate of 3% of cash receipts.  The Company also charges for leasing commissions and other services provided for the Properties.  Such leasing commissions and related amortization are excluded from the accompanying statements since they were capitalized during the periods presented.